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                                                                    EXHIBIT 5.02
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                                April 28, 2000

At Home Corporation
450 Broadway Street
Redwood City, CA  94603

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-3 (File Number 333-31530) first filed by At Home Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about March 2, 2000, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale of an aggregate of 6,322,003 shares of the Company's Series A common stock, 1,036,403 shares of which are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders") that received such shares in connection with the Company's acquisition of Worldprints.com International, Inc., as described in the Prospectus prepared in connection with the above-referenced Registration Statement (the "Stock").

     In rendering this opinion, we have examined the following:

     (1) the Company's Fifth Amended and Restated Certificate of Incorporation, as certified by the Secretary of the Company on April 5, 2000;

     (2) the Company's Bylaws, as certified by the Company's Secretary on April 5, 2000;

     (3) the Registration Statement on Form S-3 (File Number 333-31530) filed with the Commission on March 2, 2000, Amendment No. 1 to such Registration Statement filed with the Commission on April 10, 2000, and Amendment No. 2 to such Registration Statement to be filed with the Commission on or about May 1, 2000, each together with the Exhibits filed as a part thereof or incorporated therein by reference (collectively, the "Registration Statement");

     (4)  the Prospectus prepared in connection with the Registration Statement;

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that you have made available to us, including the minutes of the meeting at which the Board of Directors approved the filing of the Registration Statement and the sale and issuance of the Stock;

     (6) a certificate from your transfer agent dated as of even date herewith, verifying the number of the Company's issued and outstanding shares of Series A common stock as of the date hereof, and representations from the Company regarding: (i) the authorized, issued and outstanding capital stock of the Company (including the Company's Series A common stock and all other series of the Company's
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          common stock and preferred stock); and (ii) the outstanding options and warrants respecting the Company's capital stock and rights to purchase capital stock, verifying the number of such securities that are issued, outstanding or reserved for issuance;

     (7) a summary of the Company's outstanding securities provided to us by the Company;

     (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations; and

     (9) the Agreement and Plan of Reorganization dated April 5, 2000 by and among the Company, Walter Acquisition Corporation, Worldprints and the founding shareholders of Worldprints, under which the Selling Stockholders acquired the Stock to be sold by them, which agreement was filed as an exhibit to the Registration Statement.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
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facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the 1,036,403 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale the Stock subject to the Registration Statement and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By: /s/ Jeffrey Vetter
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                                  Jeffrey Vetter, a Partner